As filed with the Securities and Exchange Commission on November 6, 2018

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DARIOHEALTH CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-2973162 (I.R.S. Employer Identification No.)

8 HaTokhen Street

Caesarea Industrial Park

3088900, Israel

Telephone: +(972)-(4) 770 4055

Facsimile: +(972)-(4) 770 4060

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)

Mr. Erez Raphael

Chief Executive Officer

DarioHealth Corp.

8 HaTokhen Street

Caesarea Industrial Park

3088900, Israel

Telephone: +(972)-(4) 770 4055

Facsimile: +(972)-(4) 770 4060

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.

Robert V. Condon III, Esq.

Zysman, Aharoni, Gayer and

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Telephone: (212) 660-5000

Facsimile: (212) 660-3001

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	21,290,100	$1.04	(3)	$22,141,704	$2,683.57

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Act, this registration statement shall be deemed to cover any additional number of shares of the registrant’s common stock as may be issued from time to time upon exercise of the warrants to prevent dilution as a result of stock splits, stock dividends or similar transactions. No additional consideration will be received for the common stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Act.

(2)	Represents 21,290,100 shares of our common stock, $0.0001 par value per share (the “Common Stock”) consisting of (i) 4,266,800 shares of the registrant’s Common Stock; (ii) 7,561,028 shares of the registrant’s Common Stock issuable upon conversion of the registrant’s Series D Convertible Preferred Stock, $0.0001 par value per share; and (iii) warrants to purchase up to an aggregate of 9,462,272 shares of Common Stock.

(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Act, based upon the average of the high and low sales prices of the registrant’s Common Stock as reported on the Nasdaq Capital Market on October 31, 2018.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 6, 2018

PROSPECTUS

21,290,100 SHARES OF COMMON STOCK

The selling stockholders identified in this prospectus may offer from time to time up to 21,290,100 shares of our common stock, $0.0001 par value per share (the “Common Stock”), consisting of (i) 4,266,800 shares of our Common Stock; (ii) 7,561,028 shares of our Common Stock issuable upon conversion of our Series D Convertible Preferred Stock (the “Series D Preferred Stock”); and (iii) warrants to purchase up to an aggregate of 9,462,272 shares of Common Stock.

This prospectus describes the general manner in which the shares may be offered and sold by the selling stockholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

While we will not receive any proceeds from the sale of the shares by the selling stockholders, we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or approximately $11,827,840 based on an exercise price of $1.25 per share, if all warrants are exercised.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “DRIO.”

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2018.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Stock offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to DarioHealth Corp., a Delaware corporation, collectively with its wholly-owned subsidiary, LabStyle Innovation Ltd., an Israeli corporation.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling stockholders identified in this prospectus may offer from time to time up to 4,266,800 shares of our Common Stock, 7,561,028 shares of our Common Stock issuable upon conversion of our Series D Preferred Stock and 9,462,272 shares of our Common Stock issuable upon the exercise of warrants. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the Securities and Exchange Commission, or the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

We are a global digital health (mHealth) company serving our users with dynamic mobile health solutions. We employ what we believe to be a revolutionary approach to health management. We have developed unique ways for people to analyze and personalize their chronic disease management as it relates to diabetes. We have accomplished this through the combination of wearable technology and health monitoring. In addition, our solution is changing the way people with diabetes can manage their condition as a result of us providing them with continuous, as opposed to periodic, data.

Our flagship product, Dario, which we also refer to as our Dario Smart Diabetes Management Solution, is a mobile, real-time, cloud-based, diabetes management solution based on an innovative, multi-feature software application to track and monitor all facets of diabetes, combined with a stylish, ‘all-in-one’, pocket-sized, blood glucose monitoring device, which we call the Dario Blood Glucose Monitoring System, that essentially turns a smartphone into a glucometer. In addition, our product offerings will focus on the newly launched Dario Engage software platform, where we digitally engage with Dario users, assist them in monitoring their chronic illnesses and provide them with coaching, support, digital communications and real time alerts, trends and pattern analysis. The Dario Engage platform can be leveraged by our potential partners, such as clinics, health care service providers, employers and payers for scalable monitoring of people with diabetes in a cost-effective manner, which we expect will open for us additional revenue streams. Finally, we intend to utilize the data we obtain from our Dario Smart Diabetes Management Solution and Dario Engage platform to develop our upcoming healthcare analytics program, Dario Intelligence. As such our solutions will span the full spectrum of disease monitoring, user-centric engagement, coaching tools, and big data and intelligence solutions. We have obtained regulatory clearance or approval for the Dario Blood Glucose Monitoring System in the U.S., Canada, the E.U., Israel and Australia, among others. We believe that our targeted health platform is a highly personalized preventative and proactive approach to health improvement based on individual behavior and treatment, tailored to each person’s unique profile.

Our address is 8 HaTokhen Street, Caesarea Industrial Park, 3088900, Israel and our telephone number is +(972)-(4) 770 4055. Our corporate website is: www.mydario.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

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About This Offering

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 21,290,100 shares of our Common Stock consisting of (i) 4,266,800 shares of our Common Stock; (ii) 7,561,028 shares of our Common Stock issuable upon conversion of our Series D Preferred Stock and (iii) warrants to purchase up to an aggregate of 9,462,272 shares of Common Stock. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their shares of Common Stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders.

Common Stock Offered:	Up to 21,290,100 shares of common stock.

Common Stock Outstanding at November 5, 2018:	25,936,165

Use of Proceeds:	We will not receive any proceeds from the sale of the 4,266,800 shares of Common Stock and 7,561,028 shares of our Common Stock issuable upon conversion of our Series D Preferred Stock subject to resale by the selling stockholders under this prospectus; however, we may receive up to approximately $11,827,842 in proceeds upon exercise of the warrants held by the selling stockholders, as the warrants have an exercise price of $1.25 per share and are exercisable into 9,462,272 shares of our Common Stock.

Risk Factors:	An investment in the Common Stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Symbol:	DRIO

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RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks.  The value of our Common Stock could decline as a result of any of these risks.  You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements.   The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference.  Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements.  Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable.  Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the 4,266,800 shares of Common Stock and 7,561,028 shares of our Common Stock issuable upon conversion of our Series D Preferred Stock subject to resale by the selling stockholders under this prospectus; however, we may receive up to approximately $11,827,840 in proceeds upon exercise of the warrants held by the selling stockholders, as the warrants have an exercise price of $1.25 per share and are exercisable into 9,462,272 shares of our Common Stock. The selling stockholders have not presently advised us of their intention to exercise the warrants at this time. All potential proceeds will be used for commercialization efforts for our products, such as increased marketing or production expenses, and for general working capital purposes.

We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable selling stockholders.

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SELLING STOCKHOLDERS

The selling stockholders acquired the Common Stock being registered for resale pursuant to this prospectus, pursuant to a contractual agreement or as remuneration for services rendered, as detailed below:

Between September 7, 2018 and September 20, 2018, the Company entered into a form of Securities Purchase Agreement with accredited and non-U.S. investors relating to an offering ( the “Offering”) of an aggregate of 4,266,800 shares of the Company’s Common Stock, at a purchase price of $0.90 per share, an aggregate of 1,890,257 shares of the Company’s newly designated Series D Convertible Preferred Stock, at a purchase price of $3.60 per share, and warrants to purchase up to an aggregate of 9,462,272 shares of Common Stock (the “Warrant Shares”) at an exercise price of $1.25 per share. The warrants will be exercisable after the six-month anniversary of the closing at which they were issued and will expire on the 36 month anniversary of their issuance. The warrants contain customary anti-dilution protections and are exercisable for cash or on a cashless basis if there is no effective registration statement registering the resale of the Warrant Shares. The closings of the Offering took place on September 13, 2018 and September 26, 2018.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series D Preferred Stock, or the Certificate of Designation, the shares of Series D Preferred Stock are convertible into an aggregate of 7,561,028 shares of Common Stock based on a conversion price of $0.90 per share. Such conversion price is not subject to any future price-based anti-dilution adjustments but does carry customary anti-dilution protection. The holders of the Series D Preferred Stock will not be entitled to convert such preferred stock into shares of the Company’s Common Stock until the Company obtains stockholder approval for such conversion and upon obtaining such stockholder approval the Series D Preferred Stock shall automatically convert into shares of Common Stock. The holders of the Series D Preferred Stock do not possess any voting rights. The Series D Preferred Stock carries a liquidation preference for each holder equal to the investment made by such holder in the Series D Preferred Stock issued in the Offering, and such liquidation preference applies in certain deemed liquidation events such as a change in control of the Company. In addition, the holders of Series D Preferred Stock are eligible to participate in dividends and other distributions by the Company on an as converted basis.

We have agreed to file this registration statement covering the resale of the shares of Common Stock sold in the Offering, the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, and the Warrant Shares, by November 25, 2018.

Other than the relationships described herein, to our knowledge, none of the selling stockholders are employees or suppliers of ours or our affiliates. Within the past three years, other than the relationships described herein, none of the selling stockholders has held a position as an officer a director of ours, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates, except that certain selling stockholders acquired shares of our Common Stock and registration rights pursuant to the transactions described above.  All information with respect to share ownership has been furnished by the selling stockholders, unless otherwise noted.  The shares being offered are being registered to permit public secondary trading of such shares and each selling stockholder may offer all or part of the shares it owns for resale from time to time pursuant to this prospectus. In addition, other than the 12,376 shares of Common Stock, the 5,240 shares of the Company’s newly designated Series D Convertible Preferred Stock, and Warrants to purchase 26,669 shares of Common Stock owned by Yael Shaked, a selling stockholder that is the spouse of Yoav Shaked, the Company’s Chairman of the Board of Directors, none of the selling stockholders has any family relationships with our officers, other directors or controlling stockholders.

Any selling stockholders who are affiliates of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The term “selling stockholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling stockholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the shares of Common Stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the Common Stock registered hereby.

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Name of Selling Stockholder	Shares Beneficially Owned Before the Offering (1)	Shares Beneficially Owned Before the Offering that are Issuable Upon the Exercise of Warrants or Options (1)	Maximum Number of Shares to be Offered in the Offering	Number of Shares (including shares issuable upon the exercise of warrants or options) Beneficially Owned Immediately After Sale of Maximum Number of Shares in the Offering
				# of Shares (1)(2)	% of Class (1)(2)
Meitav Dash Provident Funds and Pensions Ltd. (3)	2,222,224	1,777,780	4,000,004	-	-
Dicilyon Capital Markets Ltd.(4)	2,371,522	1,733,335	3,000,003	1,104,854	4.2%
Shehnee Lawrence Farhi (5)	2,184,309	638,668	1,000,001	1,822,976	7.0%
Corundum Open Innovation (C.I.) Fund (6)	833,336	666,669	1,500,005	-	-
Pegasus Capital II L.P.(7)	1,316,595	498,417	800,007	1,015,005	3.9%
Scinet Development & Holdings Inc. (8)	185,834	88,890	200,002	74,722	0.3%
Mark Lanier (9)	204,257	88,890	200,002	93,145	0.4%
The ERGD Trust (10)	277,780	222,224	500,004	-	-
The 2001 Jessica H. Pell Trust (11)	277,780	222,224	500,004	-	-
The 2001 Candice N. Pell Trust (12)	277,780	222,224	500,004	-	-
Lincoln Park Capital Fund, LLC (13)	812,536	814,169	1,140,005	486,700	1.9%
Alpha Capital Anstalt (14)	666,668	533,335	1,200,003	-	-
Osher Capital Partners LLC (15)	166,668	133,335	300,003	-	-
SC Fundamental Value Fund L.P. (16)	600,797	365,082	500,004	465,875	1.8%
Cougar Capital LLC (17)	50,000	45,000	90,000	5,000	-
Brio Capital Master Fund Ltd. (18)	516,315	316,493	300,003	532,805	2.0%
Riverside Merchant Partners, LLC (19)	294,445	208,890	470,002	33,333	0.1%
Avrom Gilbert (20)	83,336	66,669	150,005	-	-
Eran Shaked (21)	55,556	44,445	100,001	-	-
Erez D.Y. Group Ltd. (22)	55,556	44,445	100,001	-	-
Yael Shaked (23)	33,336	26,669	60,005	-	-
Charles W. Olson (24)	111,112	88,890	200,002	-	-
Georgios Stavrakakis (25)	55,556	44,445	100,001	-	-
Amir Schechner (26)	33,336	26,669	60,005	-	-
Rafi Benary (27)	66,668	53,335	120,003	-	-
David Meerkin (28)	111,112	88,890	200,002	-	-
Rimon Investments Master Fund L.P. (29)	333,336	266,669	600,005	-	-
Joseph Mark (30)	222,224	177,780	400,004	-	-
Dune Road LLC (31)	222,224	177,780	400,004	-	-
Yehudit Weber (32)	55,556	44,445	100,001	-	-
Gadi Hazan (33)	101,780	248,282	183,204	166,858	0.6%
Nili Riklis Dayan (34)	9,336	23,469	16,805	16,000	0.1%
G.A. Nasnas Holdings Ltd. (35)	111,112	88,890	200,002	-	-
Lior Tamar Investments Ltd. (36)	963,219	882,535	1,599,998	245,756	0.9%
Citrine High Tech 7 Limited Partnership (37)	277,780	222,224	500,004	-	-

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(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to warrants currently exercisable, or exercisable within 60 days of November 5, 2018 are counted as outstanding for computing the percentage of the selling stockholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling stockholder.

(2)	Assumes all of the shares of Common Stock offered (including shares issuable upon the conversion of the Series D Preferred Stock and exercise of warrants) are sold. Percentage ownership is based on 25,936,165 shares of Common Stock issued and outstanding on November 5, 2018.

(3)	Consists of (i) 824,896 shares of Common Stock, (ii) 1,397,328 shares of Common Stock underlying 349,332 shares of Series D Preferred Stock and (iii) 1,777,780 shares of Common Stock underlying warrants. Each of Moshe Rabinyan, Gadi Berko, Barak Benski, Keren Samara Robinson, Avi Berkovich, Eyal Leizerovitch, Victoria Gayl, Meni Guy, Eli Poltinksi, Daniel Shweika, Carmit Weisel, Yitzhik Mor, Chen Amrani, and Oren Osad of Meitav Dash Provident Funds and Pensions Ltd. has voting and dispositive power over our shares held by Meitav Dash Provident Funds and Pensions Ltd.

(4)	Consists of (i) 618,672 shares of Common Stock, (ii) 1,047,996 shares of Common Stock underlying 261,999 shares of Series D Preferred Stock and (iii) 1,333,335 shares of Common Stock underlying warrants. David Edery holds sole voting and dispositive power over our shares held by Dicilyon Capital Markets Ltd.

(5)	Consists of: (i) 206,224 shares of Common Stock, (ii) 349,332 shares of Common Stock underlying 87,333 shares of Series D Preferred Stock and (iii) 444,445 shares of Common Stock underlying warrants.

(6)	Consists of: (i) 309,336 shares of Common Stock, (ii) 524,000 shares of Common Stock underlying 131,000 shares of Series D Preferred Stock and (iii) 666,669 shares of Common Stock underlying warrants. Gilad Peleg and David Ben Ami have shared voting and dispositive power over our shares held by Corundum Open Innovation (C.I.) Fund.

(7)	Consists of: (i) 164,980 shares of Common Stock, (ii) 279,468 shares of Common Stock underlying 69,867 shares of Series D Preferred Stock and (iii) 355,559 shares of Common Stock underlying warrants. Mark Lanier holds sole voting and dispositive power over our shares held by Pegasus Capital II L.P.

(8)	Consists of: (i) 41,244 shares of Common Stock, (ii) 69,868 shares of Common Stock underlying 17,467 shares of Series D Preferred Stock and (iii) 88,890 shares of Common Stock underlying warrants. John E. Lanier holds sole voting and dispositive power over our shares held by Scinet Development and Holdings Inc.

(9)	Consists of: (i) 41,244 shares of Common Stock, (ii) 69,868 shares of Common Stock underlying 17,467 shares of Series D Preferred Stock and (iii) 88,890 shares of Common Stock underlying warrants.

(10)	Consists of: (i) 103,112 shares of Common Stock, (ii) 174,668 shares of Common Stock underlying 43,667 shares of Series D Preferred Stock and (iii) 222,224 shares of Common Stock underlying warrants. Gil Mileikowsky holds sole voting and dispositive power over our shares held by The ERGD Trust.

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(11)	Consists of: (i) 103,112 shares of Common Stock, (ii) 174,668 shares of Common Stock underlying 43,667 shares of Series D Preferred Stock and (iii) 222,224 shares of Common Stock underlying warrants. Lewis C. Pell holds sole voting and dispositive power over our shares held by The 2001 Jessica H. Pell Trust.

(12)	Consists of: (i) 103,112 shares of Common Stock, (ii) 174,668 shares of Common Stock underlying 43,667 shares of Series D Preferred Stock and (iii) 222,224 shares of Common Stock underlying warrants. Lewis C. Pell holds sole voting and dispositive power over our shares held by The 2001 Candice N. Pell Trust.

(13)	Consists of: (i) 235,096 shares of Common Stock, (ii) 398,240 shares of Common Stock underlying 99,560 shares of Series D Preferred Stock and (iii) 506,669 shares of Common Stock underlying warrants. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, have shared voting and dispositive power over our shares held by Lincoln Park Capital Fund, LLC.

(14)	Consists of: (i) 247,468 shares of Common Stock, (ii) 419,200 shares of Common Stock underlying 104,800 shares of Series D Preferred Stock and (iii) 533,335 shares of Common Stock underlying warrants. Konrad Ackermann holds sole voting and dispositive power over our shares held by Alpha Capital Anstalt.

(15)	Consists of: (i) 61,868 shares of Common Stock, (ii) 104,800 shares of Common Stock underlying 26,200 shares of Series D Preferred Stock and (iii) 133,335 shares of Common Stock underlying warrants. Ari Kluger holds sole voting and dispositive power over our shares held by Osher Capital Partners LLC.

(16)	Consists of: (i) 103,112 shares of Common Stock, (ii) 174,668 shares of Common Stock underlying 43,667 shares of Series D Preferred Stock and (iii) 222,224 shares of Common Stock underlying warrants. Peter M. Collery, David A. Hurwitz, Neil H. Koffler and John T. Bird hold voting and dispositive power over our shares held by SC Fundamental Value Fund L.P.

(17)	Consists of: (i) 18,560 shares of Common Stock, (ii) 31,440 shares of Common Stock underlying 7,860 shares of Series D Preferred Stock and (iii) 40,000 shares of Common Stock underlying warrants. Emanuel E. Geduld, the Senior Managing Member of Cougar Capital LLC, holds sole voting and dispositive power over our shares held by Cougar Capital LLC.

(18)	Consists of: (i) 61,868 shares of Common Stock, (ii) 104,800 shares of Common Stock underlying 26,200 shares of Series D Preferred Stock and (iii) 133,335 shares of Common Stock underlying warrants. Shaye Hirsch holds sole voting and dispositive power over our shares held by Brio Capital Master Fund Ltd.

(19)	Consists of: (i) 96,924 shares of Common Stock, (ii) 164,188 shares of Common Stock underlying 41,047 shares of Series D Preferred Stock and (iii) 208,890 shares of Common Stock underlying warrants. Matthew T. Kern holds sole voting and dispositive power over our shares held by Riverside Merchant Partners LLC.

(20)	Consists of: (i) 30,936 shares of Common Stock, (ii) 52,400 shares of Common Stock underlying 13,100 shares of Series D Preferred Stock and (iii) 66,669 shares of Common Stock underlying warrants.

(21)	Consists of: (i) 20,624 shares of Common Stock, (ii) 34,932 shares of Common Stock underlying 8,733 shares of Series D Preferred Stock and (iii) 44,445 shares of Common Stock underlying warrants.

(22)	Consists of: (i) 20,624 shares of Common Stock, (ii) 34,932 shares of Common Stock underlying 8,733 shares of Series D Preferred Stock and (iii) 44,445 shares of Common Stock underlying warrants. Danny Erez holds voting and dispositive power over our shares held by Erez DF.Y. Group Ltd.

(23)	Consists of: (i) 12,376 shares of Common Stock, (ii) 20,960 shares of Common Stock underlying 5,240 shares of Series D Preferred Stock and (iii) 26,669 shares of Common Stock underlying warrants.

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(24)	Consists of: (i) 41,244 shares of Common Stock, (ii) 69,868 shares of Common Stock underlying 17,467 shares of Series D Preferred Stock and (iii) 88,890 shares of Common Stock underlying warrants.

(25)	Consists of: (i) 20,624 shares of Common Stock, (ii) 34,932 shares of Common Stock underlying 8,733 shares of Series D Preferred Stock and (iii) 44,445 shares of Common Stock underlying warrants.

(26)	Consists of: (i) 12,376 shares of Common Stock, (ii) 20,960 shares of Common Stock underlying 5,240 shares of Series D Preferred Stock and (iii) 26,669 shares of Common Stock underlying warrants.

(27)	Consists of: (i) 24,748 shares of Common Stock, (ii) 41,920 shares of Common Stock underlying 10,480 shares of Series D Preferred Stock and (iii) 53,335 shares of Common Stock underlying warrants.

(28)	Consists of: (i) 41,244 shares of Common Stock, (ii) 69,868 shares of Common Stock underlying 17,467 shares of Series D Preferred Stock and (iii) 88,890 shares of Common Stock underlying warrants.

(29)	Consists of: (i) 123,736 shares of Common Stock, (ii) 209,600 shares of Common Stock underlying 52,400 shares of Series D Preferred Stock and (iii) 266,669 shares of Common Stock underlying warrants. Zvi Gil, the CEO of Rimon Investments Master Fund L.P. holds sole voting and dispositive power over our shares held by Rimon Investments Master Fund L.P.

(30)	Consists of: (i) 82,492 shares of Common Stock, (ii) 139,732 shares of Common Stock underlying 34,933 shares of Series D Preferred Stock and (iii) 177,780 shares of Common Stock underlying warrants.

(31)	Consists of: (i) 82,492 shares of Common Stock, (ii) 139,732 shares of Common Stock underlying 34,933 shares of Series D Preferred Stock and (iii) 177,780 shares of Common Stock underlying warrants. Joseph D. Mark, the Managing Member of Dune Road LLC holds sole voting and dispositive power over our shares held by Dune Road LLC.

(32)	Consists of: (i) 20,624 shares of Common Stock, (ii) 34,932 shares of Common Stock underlying 8,733 shares of Series D Preferred Stock and (iii) 44,445 shares of Common Stock underlying warrants.

(33)	Consists of: (i) 18,892 shares of Common Stock, (ii) 82,888 shares of Common Stock underlying 20,722 shares of Series D Preferred Stock and (iii) 81,424 shares of Common Stock underlying warrants.

(34)	Consists of: (i) 1,732 shares of Common Stock, (ii) 7,604 shares of Common Stock underlying 1,901 shares of Series D Preferred Stock and (iii) 7,469 shares of Common Stock underlying warrants.

(35)	Consists of: (i) 41,244 shares of Common Stock, (ii) 69,868 shares of Common Stock underlying 17,467 shares of Series D Preferred Stock and (iii) 88,890 shares of Common Stock underlying warrants. Gal Amit holds sole voting and dispositive power over our shares held by G.A. Nasnas Holdings Ltd.

(36)	Consists of: (i) 329,964 shares of Common Stock, (ii) 558,920 shares of Common Stock underlying 139,730 shares of Series D Preferred Stock and (iii) 711,106 shares of Common Stock underlying warrants. Shay Lior and Yossi Tamar have shared voting and dispositive power over our shares held by Lior Tamar Investments Ltd.

(37)	Consists of: (i) 277,780 shares of Common Stock underlying 69,445 shares of Series D Preferred Stock and (ii) 222,224 shares of Common Stock underlying warrants. Ora Meir Soffer and Yaron Pitaru, directors of Cotrine Sal High-Tech Ltd. have shared voting and dispositive power over our shares held by Citrine High Tech 7 Limited Partnership.

We may require the selling stockholders to suspend the sales of the Common Stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

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Information concerning additional selling stockholders not identified in this prospectus will be set forth in prospectus supplements from time to time, if and as required. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

PLAN OF DISTRIBUTION

The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the shares of Common Stock, or the securities, covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

·	in the Nasdaq Capital Market;

·	in privately negotiated transactions;

·	through broker-dealers, who may act as agents or principals;

·	through one or more underwriters on a firm commitment or best-efforts basis;

·	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	directly to one or more purchasers;

·	through agents; or

·	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

·	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

·	ordinary brokerage transactions; or

·	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

To our knowledge, the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

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LEGAL MATTERS

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York, passed upon the validity of the shares of Common Stock that may be offered hereby.

EXPERTS

The consolidated financial statements of DarioHealth Corp. at December 31, 2017 and 2016, and for each of the two years in the period ended December 31, 2017, incorporated by reference in this prospectus have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1c to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “Investors/Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC.   Our website address is www.mydario.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Stock offered hereby.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1 (800) SEC-0330. The SEC also maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

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We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 19, 2018;

(2)        Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, and June 30, 2018, as filed with the SEC on May 15, 2018, and August 9, 2018, respectively, and the Company’s Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, as filed with the SEC on March 19, 2018;

(3)        Our Current Reports on Form 8-K, as filed with the SEC on March 6, 2018, March 19, 2018, April 2, 2018, May 21, 2018, July 6, 2018, September 5, 2018, September 7, 2018, September 14, 2018, and October 17, 2018; and

(4)        The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on February 25, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the Common Stock to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 8 HaToKhen Street, Caesarea Industrial Park, 3088900, Israel, Attention: Controller, +(972)-(4) 770 4055.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by DarioHealth Corp., or the Company, we, us or our, in connection with the distribution of the Common Stock registered under this registration statement:

Amount
Registration fee under Securities Act of 1933	$2,683.57
Legal fees and expenses	$7,500
Accountant’s fees and expenses	$4,000
Miscellaneous fees and expenses	$816.43
Total	$15,000

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ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (which we refer to as the DGCL) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

ITEM 16.	EXHIBITS.

The exhibits filed with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(A)         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B)           That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Caesarea, Israel on the 6th day of November 2018.

DARIOHEALTH CORP.

By:	/s/ Erez Raphael
	Name:	Erez Raphael
	Title:	Chairman and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of DarioHealth Corp., a Delaware corporation, do hereby constitute and appoint Erez Raphael and Zvi Ben David, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Erez Raphael	Chief Executive Officer	November 6, 2018
Erez Raphael	(Principal Executive Officer)

/s/ Zvi Ben David	Chief Financial Officer, Secretary and Treasurer	November 6, 2018
Zvi Ben David	(Principal Financial and Accounting Officer)

/s/ Yoav Shaked	Chairman of the Board of Directors	November 6, 2018
Yoav Shaked

/s/ Yalon Farhi	Director	November 6, 2018
Yalon Farhi

/s/ Allen Kamer	Director	November 6, 2018
Allen Kamer

/s/ Hila Karah	Director	November 6, 2018
Hila Karah

/s/ Dennis M. McGrath	Director	November 6, 2018
Dennis M. McGrath

/s/ Glen Moller	Director	November 6, 2018
Glen Moller

/s/ Richard B. Stone	Director	November 6, 2018
Richard B. Stone

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EXHIBIT INDEX

Exhibit No.	Description
3.1*	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock of the Company
3.2*	Certificate of Elimination of Preferences, Rights and Limitations of Series A, B and C Convertible Preferred Stock of the Company
4.1*	Form of Warrant
5.1*	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
10.1*	Form of Securities Purchase Agreement for the purchase of shares of Common Stock and/or Series D Convertible Preferred Stock
23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global
23.2*	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

* Filed herewith

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